Exhibit 99(a)(9)

<THIS DOCUMENT WILL HELP YOU COMPLETE THE FORM OF ACCEPTANCE

If you are in any doubt as to what action you should take, you should immediately consult an independent financial adviser duly authorised under the Financial Services and Markets Act 2000.

How to accept the Offer for your

Celltech Shares

A Simple Guide

In addition to this document, we have sent to you:

1          an Offer Document containing full details of the Offer

2          a Form of Acceptance

3          a reply-paid envelope

To accept the Offer, you should use the Form of Acceptance

You are strongly advised to read all of the information that you have been sent before deciding on the course of action you wish to take in relation to the Offer and the Loan Note Alternative.

This leaflet provides an example, for illustrative purposes only, of how to complete a Form of Acceptance in relation to your Celltech Shares held in the form of share certificates. If you hold your Celltech Shares in CREST (i.e. without share certificates), you should follow the instructions contained in the Offer Document and Form of Acceptance and, if necessary, call the Helpline referred to on page 2 of this document for assistance. More detailed guidance on how to complete the Form of Acceptance is set out on pages 2 and 4 of the Form of Acceptance, as well as in the Offer Document.

In the United States, the Offer is made solely by UCB, and neither Lazard nor any of its affiliates is making the Offer in the United States.

The Offer is not being made, directly or indirectly, in or into Australia, Belgium, Canada or Japan.

Definitions contained in the Offer Document also apply in this Document.

To accept the Offer for your Celltech Shares:

1           Insert in Box 2 the number of Celltech Shares for which you wish to accept the Offer

2           Complete Box 3 only if you wish to receive Loan Notes

3           Sign Box 4 in the presence of a witness

4           The witness must also sign Box 4, giving his/her name and address

5           Please enter your daytime telephone number in Box 8, so that you may be contacted in case of queries relating to this Offer

6           Return your signed Form of Acceptance and your Celltech share certificate(s) in the reply-paid envelope as soon as possible

7           If you have lost your Celltech share certificate(s), please follow the procedure in Note 6 on page 4 of the Form of Acceptance

Remember to enclose in the envelope

1  Your Form of Acceptance, signed and witnessed

2  Your share certificate(s)

Please call the Helpline if you have questions relating to the Offer or completing the Form of Acceptance

0870 162 3118 if calling from the UK*

+44 208 639 2157 if calling from elsewhere

*Calls charged at national rate

FORM OF ACCEPTANCE RELATING TO THE OFFER

PLEASE COMPLETE AS EXPLAINED ON PAGES 2 AND 4 (To be completed in BLOCK CAPITALS)

The provisions of Parts B and C of Appendix I of the Offer Document are incorporated in and form part of this
Form of Acceptance

ALISON JONES

100 ELM STREET

WEYBRIDGE

SURREY

NP3 5JB

To Accept the Offer

Complete Box 2 and, if appropriate, Boxes 1, 5, 6, 7 and 8 and sign Box 4.

Insert in Box 2 the total number of Celltech Shares for which you wish to accept the Offer.

No. of Celltech Shares for which you wish to accept the Offer

To Elect for the Loan Note Alternative

Complete Box 2 and Box 3 and then sign Box 4. If appropriate, please also complete Boxes 1, 5, 6, 7 and 8.

No. of Celltech Shares for which you wish to elect for the Loan Note Alternative

Sign here to Accept the Offer
Execution by individuals

Signed and delivered as a deed by:                          Witnessed by (the witness must be a person who is over 18 years of age and not another joint holder. The same witness may witness on behalf of all or any registered holders):

1		1	Name	Address
	Signature		Signature		Postcode

2		2	Name	Address
	Signature		Signature		Postcode

3		3	Name	Address
	Signature		Signature		Postcode

4		4	Name	Address
	Signature		Signature		Postcode

Important: Each registered holder who is an individual must sign this Form of Acceptance in the presence of an independent witness (over 18 years of age) who must also sign and print his name and address where indicated. The witness must not be one of the joint registered holders. In the case of joint registered holders, all must sign.

Execution by a company

*Executed as a deed by/under the common seal of the company named on the right:

*In the presence of/acting by:

Name of company

Signature of director	Name of director

*Signature of director/secretary	*Name of director/secretary
*delete as appropriate

Address outside Australia, Belgium, Canada and Japan to which consideration is	Address
to be sent, if not as specified in Box 1.
Postcode

Participant ID and Member Account ID

Complete this Box only if your Celltech Shares are in CREST.

The Form of Acceptance reference number of this form is:

Participant ID

Member Account ID

Restricted Overseas Persons Only

Put “NO” in Box 6 if you are UNABLE to give the representations and warranties required by paragraph 1(b) of Part C of Appendix I of the Offer Document.

Alternative Address for Despatch of Consideration

Address outside Australia, Belgium, Canada and Japan to which consideration is to be sent, if not as specified above Box 1 or, if different, in Box 1.

Daytime Telephone Number

Include your full dialling code.

Daytime Telephone No.

PLEASE ENSURE YOU ENCLOSE YOUR SHARE CERTIFICATE(S) WITH THIS FORM OF ACCEPTANCE (UNLESS YOUR CELLTECH SHARES ARE HELD IN CREST)

Remember to enclose in the envelope

1          Your Form of Acceptance, signed and witnessed

2          Your share certificate(s)

Please call the Helpline if you have questions relating to the Offer or completing the Form of Acceptance

0870 162 3118 if calling from the UK*

+44 208 639 2157 if calling from elsewhere

*Calls charged at national rate

Lazard is acting for UCB and no one else in connection with the Offer and will not be responsible to anyone other than UCB for providing the protections afforded to clients of Lazard or for providing advice in relation to the Offer.

This document contains information derived from the Offer Document which contains fuller details of the Offer. Definitions used in the Offer Document apply to this document.

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